Exhibit 10.4.3

                       FOURTH AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This Fourth Amendment is made as of the 15th day of April 2002, by and between HAVEN BROCK KOLLS, JR. ("Kolls"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

         USA and Kolls entered into an Employment And Non-Competition Agreement dated May 1, 1994, a First Amendment thereto dated May 1, 1995, a Second Amendment thereto dated March 20, 1996, and a Third Amendment thereto dated February 22, 2000 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments.

         A. Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

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                      (a) USA shall  employ  Kolls as Senior  Vice
             President, Research & Development, commencing on the date hereof and continuing through June 30, 2004 (the "Employment Period") and Kolls hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2004, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.

         B. Subparagraph (a) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

                      (a)  In   consideration   of  his   services
             rendered, commencing April 15, 2002, USA shall pay to Kolls a base salary of $150,000 per year during the Employment Period, subject to any withholding required by law. Kolls"s base salary may be increased from time to time in the discretion of the Board of Directors.

         C. The following new subparagraphs (v), (vi) and (vii) are added to Subparagraph (b) of Section 2. Compensation and Benefits of the Agreement:

(v) On April 15, 2002, USA shall issue to Kolls 200,000 shares of fully vested Common Stock as a bonus. Kolls acknowledges that the Common Stock has not been registered under the Act or under any state securities law, and the Common Stock can not be sold or transferred unless such Common Stock has been registered under the Act or such state securities laws, or unless USA has received an opinion of its counsel that such registration is not required. Notwithstanding the foregoing, USA shall at its cost and expense prepare and file a registration statement with the Securities and Exchange Commission covering these shares for resale under the Act, and shall use its best efforts to have such registration statement declared effective and to remain current and effective. These shares shall represent the shares underlying the options to purchase up to 200,000 shares at $.40 per share which were granted to Kolls by USA in November 2001 (and which became vested in March 2002). These options shall be canceled upon the issuance to Kolls by USA of the shares without any payment by Kolls to USA.

(vi) USA shall pay to Kolls the sum of $50,000 in cash in order to reimburse Kolls for the income tax payable by him as a result of the shares of Common Stock delivered to him as a bonus during the 2001 calendar year. These monies shall be paid to Kolls as follows: up to fifty percent on April 15, 2002, with the balance to be paid in six equal consecutive monthly installments commencing May 2002. In the alternative, and in lieu of any cash payment, Kolls may elect to receive shares of Common Stock or other securities of USA having a value equal to such cash payment.

(vii) Effective April 15, 2002, USA shall issue to Kolls fully vested options to purchase up to 50,000 shares of Common Stock. Each option shall be exercisable at $.40 per share. The options shall be exercisable at any time on or before April 15, 2005 and shall have a cashless exercise feature. Kolls acknowledges that all of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended, and are not part of an employee stock purchase plan as defined in
Section 423 thereunder. Kolls acknowledges that neither the options nor the Common Stock underlying the options has been registered under the Act or under any state securities law, and can not be sold or transferred unless such options or Common Stock has been registered under the Act or such state securities laws, or unless USA has received an opinion of its counsel that such registration is not required. Notwithstanding the foregoing, USA shall at its cost and expense prepare and file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock underlying the options for resale under the Act, and shall use its best efforts to have such registration statement declared effective and to remain current and effective.

         IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.



                                                      USA TECHNOLOGIES, INC.


                                                  By: /s/ Stephen P. Herbert
                                                      --------------------------
                                                      Stephen P. Herbert,
                                                      President


                                                      /s/ Haven Brock Kolls, Jr.
                                                      --------------------------
                                                      HAVEN BROCK KOLLS, JR.